                                  C O M P 0 S I T E

                                       AMENDED
                      MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                                        FOR
                                    QUALIVEST FUNDS

                         QUALIVEST LARGE COMPANIES VALUE FUND
                         QUALIVEST SMALL COMPANIES VALUE FUND
                          QUALIVEST INCOME EQUITY VALUE FUND
                      QUALIVEST INTERNATIONAL OPPORTUNITIES FUND
                            QUALIVEST OPTIMIZED STOCK FUND
                           QUALIVEST INTERMEDIATE BOND FUND
                           QUALIVEST DIVERSIFIED BOND FUND
                        QUALIVEST TAX-FREE NATIONAL BOND FUND
                      QUALIVEST U.S. TREASURY MONEY MARKET FUND
                             QUALIVEST MONEY MARKET FUND
                         QUALIVEST TAX-FREE MONEY MARKET FUND
                        QUALIVEST ALLOCATED CONSERVATIVE FUND
                          QUALIVEST ALLOCATED BALANCED FUND
                           QUALIVEST ALLOCATED GROWTH FUND
                         QUALIVEST ALLOCATED AGGRESSIVE FUND

    WHEREAS, Qualivest Funds (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

    WHEREAS, shares of beneficial interest of the Trust are currently divided into a number of separate series (the "Funds"), including the Qualivest Large Companies Value Fund, Qualivest Small Companies Value Fund, Qualivest Income Equity Value Fund, Qualivest International Opportunities Fund, and Qualivest Optimized Stock Fund (collectively, the "Equity Funds"); Qualivest Intermediate Bond Fund, Qualivest Diversified Bond Fund, and Qualivest Tax-Free National Bond Fund (collectively, the "Income Funds"); Qualivest U.S. Treasury Money Market Fund, Qualivest Money Market Fund, and Qualivest Tax-Free Money Market Fund (collectively, the "Money Funds") and Qualivest Allocated Conservative Fund, Qualivest Allocated Balanced Fund, Qualivest Allocated Growth Fund, and Qualivest Allocated Aggressive Fund (collectively, the "Funds of Funds");

    WHEREAS, the Trust desires to adopt, on behalf of each of the Funds, a Multiple Class Plan pursuant to Rule 18f-3 under the Act (the "Plan") with respect to each of the Funds; and

    WHEREAS, pursuant to a Distribution Agreement dated July 29, 1994, as supplemented from time to time, the Trust employs BISYS Fund Services ("BISYS" or the "Distributor") as distributor of the securities of which it is the issuer.

    NOW, THEREFORE, the Trust hereby adopts, on behalf of the Funds, the Plan, in accordance with Rule 18f-3 under the Act on the following terms and conditions:

    1. FEATURES OF THE CLASSES. Each of the Equity Funds, the Income Funds, and the Funds of Funds issues its shares of beneficial interest in three classes: "Class A Shares," "Class C Shares" and "Class Y Shares." Each of the Money Funds also issues its shares of beneficial interest in three classes:
"Class A Shares," "Class Q Shares" and "Class Y Shares." Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 4 below; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement; and (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A, Class C, Class Q and Class Y shares shall have the features described in Sections 2, 3, 4 and 5 below.

    2.   SALES CHARGE STRUCTURE.

         (a) CLASS A SHARES. Class A shares of each of the Equity Funds, the Income Funds, and the Funds of Funds shall be offered at the then-current net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in each Fund's current prospectus or prospectus supplement and shall be subject to reductions for larger purchases and such waivers or reductions as are determined or approved by the Board of Trustees. Class A shares of each Money Fund shall be offered at net asset value without the imposition of a front-end sales charge. Class A shares generally shall not be subject to a contingent deferred sales charge; provided, however, that such a charge may be imposed in such cases as the Board may approve and as disclosed in a prospectus or prospectus supplement of a Fund.

         (b) CLASS C SHARES. Class C shares of each of the Equity Funds, the Income Funds, and the Funds of Funds shall be offered at the then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in each Fund's current prospectus or prospectus supplement shall be imposed on Class C shares subject to such waivers or reductions as are determined or approved by the Board of Trustees.

         (c) CLASS Q SHARES. Class Q shares of each of the Money Funds shall be offered at the then-current net asset value without the imposition of a front-end or contingent deferred sales charge.

         (d) CLASS Y SHARES. Class Y shares of each of the Funds shall be offered at the then-current net asset value without the imposition of a front-end or contingent deferred sales charge.

    3. SERVICE AND DISTRIBUTION PLANS. Each class of shares, other than the Class Y shares, of the Funds has adopted a Rule 12b-1 plan, each with the following terms:

         (a) CLASS A SHARES. Class A shares of all Funds pay BISYS a monthly fee at an annual rate of up to 0.25% (up to 0.40% in the case of each of the Money Funds) of the average daily net assets of the Fund's Class A shares for distribution services or service activities (each as defined in paragraph (e), below), as designated by the Distributor.

         (b) CLASS C SHARES. Class C shares of each of the Equity Funds, the Income Funds, and the Funds of Funds pay the Distributor a monthly fee for distribution services (as defined in paragraph (e), below) at the annual rate of up to 0.75% of the average daily net assets of the Fund's Class C shares. Class C shares of each of the Equity Funds, the Income Funds, and the Funds of Funds also pay BISYS a monthly fee at the annual rate of up to 0.25% of the average daily net assets of the Fund's Class C shares for service activities (as defined in paragraph (e), below) rendered to Class C shareholders.

         (c) CLASS Q SHARES. Class Q shares of each of the Money Funds pay the Distributor a monthly fee at an annual rate of up to 0.25% of the average daily net assets of the Fund's Class Q shares for distribution services or service activities (each as defined in paragraph (e), below), as designated by the Distributor.

         (d) CLASS Y SHARES. Class Y shares of each of the Funds do not pay the Distributor a fee for distribution services (as defined in paragraph (e), below), although Class Y shares of each of the Fund may pay the Distributor a monthly fee at an annual rate of up to 0.25% of the average daily net assets of the Fund's Class Y shares for service activities (as defined in paragraph (e), below).

         (e)  DISTRIBUTION SERVICES AND SERVICE ACTIVITIES.

         (i) As used herein, the term "distribution services" shall include services rendered by BISYS as distributor of the shares of a Fund in connection with any activities or expenses primarily intended to result in the sale of shares of a Fund, including, but not limited to, compensation to registered representatives or other employees of BISYS and to other broker-dealers that have entered into a Servicing Agreement with Respect to Distribution Assistance and Shareholder Services with BISYS; compensation to and expenses of employees of BISYS who engage in or support distribution of the Funds' shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and profit and overhead on the foregoing.

         (ii) As used herein, the term "service activities" shall mean activities in connection with the provision of personal, continuing services to investors in each Fund, excluding transfer agent and subtransfer agent services for beneficial owners of shares of a Fund, aggregating and processing purchase and redemption orders, providing beneficial owners with account statements, processing dividend payments, providing subaccounting services for Fund shares held beneficially, forwarding shareholder communications to beneficial owners and receiving, tabulating and transmitting proxies executed by beneficial owners; provided, however, that if the National Association of Securities Dealers Inc. ("NASD") adopts a definition of "service fee" for purposes of
Section 26(d) of the Rules of Fair Practice of the NASD that differs from the definition of "service activities" hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service activities" in this paragraph shall be automatically amended, without further action of the Board of Trustees, to conform to such NASD definition. Overhead and other expenses of BISYS related to its "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

    4. ALLOCATION OF INCOME AND EXPENSES. (a) The gross income of each Fund generally shall be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses as defined below, which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of the Fund. These expenses include:

         (1) Expenses incurred by the Trust (including, but not limited to, fees of Trustees, insurance and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund ("Corporate Level Expenses"); and

         (2) Expenses incurred by a Fund not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

    (b) Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to a Rule 12b-1 plan ("12b-1 Plan Fee") or a shareholder services plan;

(ii) transfer agent fees attributable to a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) Blue Sky registration fees incurred by a class; (v) Securities and Exchange Commission registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) Trustees' fees incurred as a result of issues relating to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (ii)-(viii) above may be allocated to a class, but only if the President and Chief Financial Officer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended (the "Code").

    Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Corporate Level Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values in relation to the net asset value of the Trust. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by the Board of Trustees. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees of the Trust in light of the requirements of the Act and the Code.

    5. EXCHANGE PRIVILEGES. Shareholders may exchange shares of one class of a Fund at net asset value without any sales charge for shares of the same class offered with the same or lower sales charge by another Fund, provided that the amount to be exchanged meets the applicable minimum investment requirements and the exchange is made in states where it is legally authorized. Shareholders may exchange shares of a Fund for shares of the same class of a Fund with a higher sales charge upon payment of the sales charge differential. Exchanges from one class of shares into another class of shares presently are not permitted.

    Where a shareholder seeks to exchange Class A shares of a Money Fund for Class A shares of an Equity Fund, an Income Fund, for a Fund of Fund subject to a front-end sales charge, the shareholder ordinarily must redeem the Class A shares of the Money

Fund and reinvest in such other Fund upon payment of the appropriate sales charge, unless the shareholder has previously paid a sales charge with respect to such shares.

    Class C shares of a Fund may be exchanged for Class C shares of another
Fund at the net asset value next computed without the imposition of a contingent deferred sales charge; the sales charge will be assessed, if applicable, when the shareholder redeems his shares or has them repurchased without a corresponding purchase of shares of another Fund.

    6. CONVERSION FEATURES. Eight years after purchase, Class C Shares of the Equity Funds, the Income Funds, and the Funds of Funds will convert automatically to Class A Shares of such Funds. The conversion from Class C Shares to Class A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Class A Shares as he or she had of Class C Shares. The conversion occurs eight years after the beginning of the calendar month in which the Shares are purchased. As a result of the conversion, the converted Shares are relieved of the Rule 12b-1 fees borne by Class C Shares, although they are subject to the Rule 12b-1 fees borne by Class A Shares.

    Class Y Shares of the Funds owned by a shareholder who becomes ineligible to own Class Y Shares of the Funds will convert automatically to Class A Shares of such Funds. The conversion from Class Y Shares to Class A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Class A Shares as he or she had of Class Y Shares. As a result of the conversion, the converted Shares will be subject to the Rule 12b-1 fees borne by Class A Shares.

    7. QUARTERLY AND ANNUAL REPORTS. The Trustees shall receive quarterly and annual statements concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the statements, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Trustees to justify any fee attributable to that class. The statements concerning expenditures made pursuant to a Rule 12b-1 plan, including the allocations upon which they are based, shall be subject to the review and approval of those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan (the "Independent Trustees") in the exercise of their fiduciary duties.

    8. ACCOUNTING METHODOLOGY. (a) The following procedures shall be implemented in order to meet the objective of properly allocating income and expenses among the Funds:

         (1)  On a daily basis, a fund accountant shall calculate the 12b-1
Plan Fee to be charged to each 12b-1 class of shares and the shareholder services fee to be charged to the Class Y shares by calculating the average daily net asset value of such shares outstanding and applying the applicable fee rate of the respective class to the result of that calculation.

         (2) The fund accountant will allocate all other designated Class Expenses, if any, to the respective classes.

         (3) The fund accountant shall allocate income and Corporate Level and Fund Expenses among the respective classes of shares based on the net asset value of each class in relation to the net asset value of the Fund for Fund Expenses, and in relation to the net asset value of the Trust for Corporate Level Expenses. These calculations shall be based on net asset values for non-Money Funds, and based on the relative value of settled shares for any Money Fund.

         (4) The fund accountant shall then complete a worksheet developed for purposes of complying with Section 8 of this Plan, using the allocated income and expense calculations from paragraph (3) above, and the additional fees calculated from paragraphs (1) and (2) above.

         (5) The fund accountant shall develop and use appropriate internal control procedures to assure the accuracy of its calculations and appropriate allocation of income and expenses in accordance with this Plan.

    9. WAIVER OR REIMBURSEMENT OF EXPENSES. Expenses may be waived or reimbursed by any adviser to the Trust, by the Trust's underwriter or any other provider of services to the Trust without the prior approval of the Trust's Board of Trustees.

    10. EFFECTIVENESS OF PLAN. This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and
(b) the Independent Trustees.

    11. MATERIAL MODIFICATIONS. This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in paragraph 10 hereof.

    12. LIMITATION OF LIABILITY. The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or any Fund under this Plan, and BISYS or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trust or such Funds in settlement of such right or claim, and not to such Trustees or shareholders.

    IN WITNESS WHEREOF, the Trust, on behalf of the Funds, has adopted this Amended Multiple Class Plan as of September 24, 1996.


                             QUALIVEST FUNDS


                             By:
                                 -------------------------------
                                 Title:  Secretary